                                  EXHIBIT 10.1



                                 March 17, 1998



Bayfront Ventures
c/o Concorde Gaming Corporation
3290 Lien Street
Rapid City, SD 57702

ATTENTION: MR. JERRY BAUM


Dear Mr. Baum:

         BNC Financial Corporation (the "Lender") is pleased to advise Bayfront Ventures, a Florida general partnership (the "Borrower"), that the Lender hereby extends to the Borrower a line of credit of up to Five Million and No/100ths Dollars ($5,000,000.00) (the "Line of Credit") pursuant to which the Lender will make advances (the "Advance(s)") to the Borrower for the Borrower's account upon the following terms and conditions:

         1. Documents; etc. The Borrower has delivered, or will deliver, to the Lender before the initial Advance is made, the following documents (this Agreement together with each of the following defined documents and each other instrument, document, guaranty, mortgage, deed of trust, chattel mortgage, pledge, power of attorney, consent, assignment, contract, notice, security agreement, lease, financing statement, patent, trademark or copyright registration, subordination agreement, trust account agreement, or other agreement executed and delivered by any Loan Party with respect to this Agreement or to create or perfect any security interest in any collateral securing the payment of the Loan (the "Collateral") (in each case as originally executed and as amended, modified or supplemented from time to time) being sometimes hereinafter referred to collectively as the "Loan Documents" and individually as a "Loan Document") and other items, all containing or to contain provisions acceptable to the Lender and its counsel:

                  (a) a Note (such Note together with each renewal, replacement or substitute note therefor being the "Note") executed by the Borrower;

                  (b) a Security Agreement ( the "Security Agreement") executed by the Borrower granting to the Lender a security interest in the Collateral described therein to secure repayment of the Note and all present or future obligations of the Borrower to the Lender together with Uniform Commercial Code Standard Form UCC-1 Financing Statements sufficient to perfect the Lender's security interests in such Collateral and UCC searches from the filing offices in all states required by the Lender which reflect that no other person holds a prior security interest in any such Collateral except as permitted by Section 8(a);

                  (c) a First Preferred Ship Mortgage ( the "Ship Mortgage") in the form of EXHIBIT A attached hereto executed by the Borrower mortgaging to the Lender the Miami Princess, a 200 feet x 40 feet gaming vessel being constructed for the Borrower by Keith Marine, Inc. (the "Builder") pursuant to a Vessel

Bayfront Ventures
March 17, 1998
Page 2


         Construction Agreement dated as of August 27, 1997 (together with the "Specifications" and "Contract Drawings" described therein as amended to date and as the same may be further amended, modified or supplemented in accordance with this Agreement being the "Construction Contract") together with all other documents required by the Lender as being necessary or convenient to record such Ship Mortgage as a first preferred ship mortgage on the Miami Princess; provided, however, that the Lender may defer the Borrower's execution and delivery of the Ship Mortgage until a later date to be determined by the Lender in its sole discretion;

                  (d) one or more Guaranties (each a "Guaranty" and collectively the "Guaranties") respectively executed by Brustuen H. Lien ("B. Lien"), Deanna Lien ("D. Lien"), David N. Grossman ("D. Grossman"), Patricia J. Grossman ("P. Grossman"), Michael A. Hlavsa ("M. Hlavsa"), Deborah L. Hlavsa ("D. Hlavsa"), Concorde Gaming Corporation, a Colorado corporation ("Concorde") and Goldcoast Entertainment Cruises, Inc., a Florida corporation ("Goldcoast;" and together with B. Lien, D. Lien, D. Grossman, P. Grossman, M. Hlavsa, D. Hlavsa and Concorde being sometimes hereinafter referred to collectively as the "Guarantors" and individually as a "Guarantor") (Borrower and the Guarantors being sometimes hereinafter referred to collectively as the "Loan Parties" and individually as a "Loan Party");

                  (e) a copy of the Borrower's general partnership agreement (the "Partnership Agreement") certified by an officer of Concorde to be a true, correct and complete copy thereof together with:
         (i) a certificate by each of Concorde and Goldcoast that no unwaived or uncured default exists thereunder; and (ii) a Certificate of Partnership issued by the Florida Secretary of State;

                  (f) resolutions of all of the Borrower's general partners authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party;

                  (g) certified Bylaws and Articles of Incorporation of each corporate Loan Party;


                  (h) resolutions of the Board of Directors of each corporate Loan Party ratifying the execution, delivery and performance of the Partnership Agreement and authorizing the execution, delivery and performance of the Loan Documents to which the Borrower and/or such Loan Party is a party;

                  (i) a certificate by the secretary or assistant secretary of each corporate Loan Party certifying the names of the officers of such person authorized to sign the Loan Documents to which the Borrower and/or such Loan Party is a party together, in each case, with a sample of the true signatures of such officers;

                  (j) Certificates of Good Standing for each corporate Loan Party of recent date issued by the Secretary of State of the state of such person's organization, the Secretary of State of the State of Florida and by the Secretary of State of each other state required by the Lender;

                  (k) evidence of insurance required by any Loan Document including without limitation, builder's risk insurance during the period of construction of the Miami Princess;

                  (l) $100,000.00 in immediately available funds as a non-refundable origination fee, which origination fee is non-refundable and is earned upon the execution hereof regardless of whether the Borrower obtains any Advance hereunder;

Bayfront Ventures
March 17, 1998
Page 3


                  (m) $9,000.00 in immediately available funds to reimburse the Lender for its due diligence and for its legal fees and expenses payable by the Borrower pursuant to Section 7(e), receipt of which is hereby acknowledged by Lender, which amount is refundable only to the extent that the sum of such legal fees and expenses are less than $7,500.00;

                  (n) an Assignment and Agreement appropriately executed and delivered by the Builder and the Borrower pursuant to which, among other things, the Borrower assigns all of its right, title and interest in the Construction Contract to the Lender and the Builder consents to such assignment and agrees to perform the Construction Contract on behalf of the Lender following the occurrence of an Event of Default;

                  (o) a Statement (the "Cost Statement") of the costs of construction (the "Construction Costs") of the Miami Princess by line item appropriately completed and duly executed and delivered by the Builder, the Borrower and DeJong and Lebet, Inc. (the "Naval Architect"), which Cost Statement shall show: (i) Construction Costs through the stage of completion set forth on Schedule 1(o) attached hereto and incorporated herein by reference (the "Required Stage of Completion"); and (ii) show sufficient funds either paid by the Borrower to the Builder or any third party providing goods and services in connection with the design or construction of the Miami Princess or deposited by the Borrower with Lender (collectively the "Borrower Equity Funds") to pay all Construction Costs through the Required Stage of Completion;

                  (p) an Assignment of Plans relating to the Miami Princess appropriately completed and duly executed and delivered by the Builder and the Naval Architect;

                  (q) a Certificate relating to the Miami Princess appropriately completed and duly executed and delivered by the Naval Architect;

                  (r) a Survey of the Miami Princess showing the replacement cost by a n established yard as being not less than $8,000,000.00;

                  (s) an executed copy of a binding commitment (the "CFS Commitment") by Caterpillar Financial Services, Inc. ("CFS") to make a loan (the "CFS Loan") to permanently finance the Miami Princess in an amount not less than the Loan; and

                  (t) such other approvals, opinions or documents as the Lender may reasonably request.

         2.       Loan.

                  (a) Advances. The Lender has agreed, on the terms and conditions stated herein, to make Advances to the Borrower from time to time on any business day during the period from the date hereof and ending on the earlier of September 30, 1998 or the date on which the Lender terminates the Line of Credit pursuant to Section 9 hereof (such earlier date being the "Termination Date"); provided, however, that the Lender shall not be required to make an Advance if, after giving effect to such Advance the aggregate outstanding principal amount of the Advances (the "Loan") would exceed the lesser at that time of the Line of Credit or the lesser (such lesser amount being the "Maximum Loan Amount") of: (a) 70% of the purchase price of the Miami Princess at the Required Stage of Completion; or (b) 70% of the estimated fair market value of the Miami Princess at the Required Stage of Completion. Within the limits set forth above, the

Bayfront Ventures
March 17, 1998
Page 4


         Borrower may obtain Advances from the Lender pursuant to this Section 2(a) and to Section 2(d). Each Advance shall be in the minimum amount of $10,000.00.

                  (b) Note. The Advances shall be evidenced by, and be payable in accordance with the terms of, the Note. The Lender shall maintain records of the amount of each Advance and of the amount of all payments on the Note. The aggregate outstanding principal amount of all Advances set forth on the records of the Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note.

                  (c) Interest on the Advances. The Borrower agrees to pay interest on the outstanding principal amount of each Advance from the date of such Advance until such Advance is paid at the rates and at the times specified in the Note.

                  (d)      Borrowing Procedure.

                           (i) Advances. Without limiting other terms and conditions hereof, the Borrower and the Lender agree as follows:

                                    (A)      Advances shall be disbursed by the
                                             Lender solely for the purpose of
                                             paying the Construction Costs of
                                             the Miami Princess shown on the
                                             Cost Statement. Each request for an
                                             Advance proceeds shall be in the
                                             form of EXHIBIT B attached hereto
                                             and must be given so as to be
                                             received by the Lender not later
                                             than 11:00 a.m., Minneapolis time,
                                             on the 3rd business day prior to
                                             the date of the requested Advance.
                                             Unless the Lender determines that
                                             any applicable condition specified
                                             in this Section 2 has not been
                                             satisfied, the Lender will make the
                                             amount of the requested Advance
                                             available to the Borrower by
                                             transferring the amount thereof in
                                             immediately available funds to the
                                             Builder for application to the
                                             relevant 'Interim Installment
                                             Invoice" or "Final Invoice" payable
                                             under the Construction Contract.
                                             Loan proceeds used to pay
                                             Construction Costs that are not
                                             provided by the Builder (e.g. fees
                                             payable to the Naval Architect or
                                             to the interior designer for the
                                             Miami Princess or for the
                                             acquisition and installment of
                                             equipment) shall be paid by the
                                             Lender directly to the supplier
                                             upon receipt of an invoice therefor
                                             and subject to the requirements of
                                             subsection (D) hereof.

                                    (B)      No disbursement of a requested
                                             Advance shall constitute a waiver
                                             of any Event of Default or event
                                             which, with notice and/or lapse of
                                             time, would constitute an Event of
                                             Default (such event being a
                                             "Default") or any condition
                                             precedent to the obligation of the
                                             Lender to make any further Advance.
                                             The Borrower acknowledges that the
                                             amount of the Line of Credit may
                                             not be sufficient to pay all of the
                                             Construction Costs and that the
                                             Borrower is solely responsible for
                                             the payment of all such
                                             Construction Costs in excess of the
                                             Line of Credit. The Borrower will
                                             provide the Lender with periodic
                                             updates of changes in the
                                             Construction Costs in accordance
                                             with Section 8(k). If requested by
                                             the Lender, the

Bayfront Ventures
March 17, 1998
Page 5


                                             Borrower shall also furnish to the
                                             Lender a copy of each contract with
                                             each of its direct contractors.

                                    (C)      The Lender shall have the right to
                                             conduct such inspections of the
                                             Miami Princess as it deems
                                             necessary or desirable for the
                                             protection of the Lender's
                                             interests. Neither the Borrower nor
                                             any third party shall have the
                                             right to use or rely upon the
                                             Lender's inspections or any other
                                             reports generated by the Lender. By
                                             advancing funds after any
                                             inspection of the Miami Princess,
                                             the Lender shall not be deemed to
                                             waive any Default or Event of
                                             Default.

                                    (D)      The Lender shall not be obligated
                                             to make any Advance at any time
                                             unless and until the Borrower has
                                             provided the Lender with evidence
                                             that the Borrower has paid
                                             sufficient Construction Costs so
                                             that all remaining unpaid
                                             Construction Costs do not exceed
                                             the available amount of the Line of
                                             Credit (the "Available Funds"). If:
                                             (1) the Borrower requests any
                                             change to the Construction Costs
                                             that would increase the amount
                                             thereof after giving effect to any
                                             reallocation of Cost Statement line
                                             items permitted by Section 8(l)
                                             (the "Increased Construction
                                             Costs"); or (2) the Lender or the
                                             Borrower determines that the
                                             Available Funds are insufficient to
                                             pay in full the Construction Costs
                                             through the Required Stage of
                                             Completion (such insufficiency
                                             being the "Deficiency"), it shall
                                             notify the other party of such
                                             determination, then, in either
                                             case, the Borrower shall, within
                                             three (3) business days after such
                                             request or notice, deposit with the
                                             Lender funds equal to the amount of
                                             the Increased Construction Costs or
                                             the Deficiency, as the case may be.
                                             All funds deposited, or to be
                                             deposited, by the Borrower shall be
                                             used to pay Construction Costs
                                             before any additional Advance is
                                             made. The Borrower hereby assigns
                                             and pledges to the Lender all funds
                                             so deposited as additional security
                                             for the payment of the Loan and the
                                             Borrower's other obligations under
                                             this Agreement or any other Loan
                                             Document. The Borrower may not
                                             reallocate items of cost or change
                                             the Cost Statement without the
                                             consent of the Lender except as
                                             provided in Section 8(l).

                           (ii) Conditions Precedent. Each request for an Advance shall be deemed a representation and warranty that all conditions precedent to such credit extension under Section 5 are satisfied as of the date of such request and as of the date of such extension.

                  (e)      Prepayment.

                           (i) Voluntary. The Borrower shall have the right, by giving written notice to the Lender by not later than 2:00 p.m. (Minneapolis time) on the business day of such payment, to voluntarily prepay the Loan in whole or in part at any time without premium or penalty.

Bayfront Ventures
March 17, 1998
Page 6


                           (ii)     Mandatory.

                                    (A)     If, at any time, the Loan exceeds
                                            the lesser of the Line of Credit or
                                            70% of the Maximum Loan Value, then
                                            the Borrower, upon demand, shall
                                            prepay the amount of such excess
                                            together with interest on the amount
                                            prepaid.

                                    (B)     Contemporaneously with the initial
                                            funding of the CFS Loan, the
                                            Borrower shall prepay the Loan,
                                            accrued interest thereon, and all of
                                            the Borrower's other outstanding
                                            obligations under this Agreement or
                                            any other Loan Document in full and
                                            the Line of Credit shall terminate.

                           (iii) No Reborrowing. No part of any prepayment of the Loan may be reborrowed.

         3. Payments. Any other provision of this Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of the Loan and all payments to the Lender with respect to payment of other fees, costs and expenses payable under any Loan Document in immediately available funds to the Lender at its address for notices hereunder. The Borrower authorizes the Lender to charge from time to time against the Borrower's account with the Depository Bank any such payments when due and Lender will use its reasonable efforts to notify Borrower of such charges. The Borrower hereby authorizes the Lender to make an Advance, at the Lender's sole discretion, to pay, on behalf of the Borrower, any amount due to the Lender under any Loan Document without further action on the part of the Borrower and regardless of whether the Borrower is able to comply with the terms, conditions and covenants of this Agreement at the time of such Advance.

         4. Set-off, Etc. Upon the occurrence and during the continuance of an Event of Default, the Lender and each of its affiliates including, without limitation, BNC National Bank of Minnesota ("BNCM"), may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with the Lender or such affiliate, or any obligations of the Lender or such affiliate to the Borrower, against the obligations of the Borrower arising under this Agreement or any other Loan Document. The Borrower hereby grants to the Lender and each of its affiliates a security interest in all such balances, credits, deposits, accounts or monies.

         5. Conditions Precedent to All Credit Extensions. The obligation of the Lender to extend any credit to the Borrower shall be subject to the satisfaction of each of the following conditions, unless waived in writing by the Lender:

         (a) The representations and warranties set forth in Section 6 shall be true and correct on the date of the requested credit extension and after giving effect thereto; and

         (b) No Event of Default or Default shall have occurred and be continuing on the date of the requested credit extension or after giving effect thereto.

         6. Representations and Warranties. To induce the Lender to extend credit hereunder, the Borrower represents and warrants that:

Bayfront Ventures
March 17, 1998
Page 7


         (a) the Borrower is a general partnership validly organized and existing and in good standing under the laws of the state of its organization, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary;

         (b) the Borrower has full power and authority to enter into and to perform its obligations under the Loan Documents to which such the Borrower is a party;

         (c) the Loan Documents constitute the legal, valid, and binding obligations of the Borrower which is a party thereto and are enforceable against the Borrower in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies;

         (d) the Borrower's execution, delivery and performance of the Loan Documents to which the Borrower is a party have been duly authorized by all necessary partnership action, do not require the consent or approval of any person which has not been obtained, and do not conflict with any agreement binding upon the Borrower or any of the Borrower's property;

         (e) there is no litigation, arbitration or governmental proceeding pending against the Borrower or affecting the business, property or operations of the Borrower which, if determined adversely to the Borrower, would have a material adverse effect on the condition (financial or otherwise), the business, property or operations of the Borrower;

         (f) neither the Borrower nor any member of a group which is under common control with the Borrower (the Borrower's "ERISA Affiliates") has maintained, established, sponsored or contributed to any employee benefit plan which is a defined benefit plan ("Plan") covered by Title IV of the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder ("ERISA");

         (g) the proceeds of the Loan will be used to partially finance the construction and equipping of the Miami Princess; no part of the proceeds of the Loan will be used by the Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System;

         (h) the Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it;

         (i) The Borrower's internally prepared interim financial statements dated January 31, 1998, copies of which have been furnished to the Lender, have been prepared in accordance with the generally accepted accounting principles consistently applied with those of the preceding fiscal year (such consistently applied accounting principles being "GAAP") and present fairly the financial condition of the Borrower as of such dates and the result of their combined operations for the periods then ended;

         (j)      since the date of the financial statements referred to in
Section 6(i), neither the condition (financial or otherwise), the business, the properties nor the operations of the Borrower has been materially and adversely affected in any way;

Bayfront Ventures
March 17, 1998
Page 8

         (k) the Borrower has filed all Federal and State income and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all assessments received by the Borrower to the extent that such taxes have become due;

         (l) the Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted;

         (m) the Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected;

         (n) the Borrower has good title to all of their respective properties and assets, including, without limitation, the collateral for the Loan, free and clear of all mortgages, security interests, liens and encumbrances, except as permitted by Section 8(a);

         (o) the Borrower reasonably believes that the so-called "Year 2000 Problem" (ie. the inability of the Borrower's computer applications to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999") will not result in a material adverse change in Borrower's business, condition (financial or otherwise), operations, properties or prospects, or ability to repay the Loan;

         (p) the Borrower is a citizen of the United States within the meaning of the Ship Mortgage Act and 46 C.F.R. ss.67.35 in that each of its general partners are citizens and at least 75 percent of the equity interests in the Borrower are owned by citizens;

         (q) the Line of Credit equals or exceeds the total of all remaining unpaid Construction Costs of the Miami Princess through the Required Stage of Completion;

         (r) all representations and warranties contained in this Section 6 shall survive the delivery of the Loan Documents, the making of the Loan, and no investigation at any time made by or on behalf of the Lender shall diminish its rights to rely thereon.

         7. Affirmative Covenants. The Borrower covenants and agrees with the Lender that, for so long as the Loan remains unpaid or the Line of Credit is available to the Borrower, the Borrower shall:

         (a)      furnish to the Lender:

                  (i) as soon as available and in any event within 90 days after the end of each of the Borrower's fiscal years, a copy of the Borrower' s annual report, including balance sheet and related statements of earnings, partners' equity and cash flows for such fiscal year, with comparative figures for the preceding fiscal year, prepared in accordance with GAAP;

                  (ii) as soon as available and in any event within 20 days after the end of each month of the Borrower's fiscal year, a copy of the Borrower' internally prepared financial statements, consisting of a balance sheet as of the close of such month and related statements of earnings for such month and from the beginning of such fiscal year to the end of such month prepared in accordance with GAAP and certified as accurate by the chief financial officer or treasurer of Concorde; and

Bayfront Ventures
March 17, 1998
Page 9

                  (iii) such other financial or other information or certification as the Lender may reasonably request;

         (b)      maintain and preserve its partnership existence;

         (c) maintain insurance of such types and in such amounts as are maintained by companies of similar size engaged in the same or similar businesses and as may be required by any Loan Document; provided, however, that each policy insuring any collateral securing the Loan shall name the Lender as the loss payee;

         (d) file all federal and state tax income and other returns (including, without limitation, withholding tax returns) which are required and make payments as required of such taxes; provided, however, that the Borrower shall not be required to pay any such tax so long as the validity thereof is being contested in good faith by appropriate proceedings and adequate book reserves shall have been set aside with respect thereto;

         (e) reimburse the Lender for reasonable expenses, fees and disbursements (including, without limitation, reasonable attorneys' fees and legal expenses), incurred in connection with the preparation or administration of this Agreement or any other Loan Document or the Lender's enforcement of the obligations of the Borrower under any Loan Document, whether or not suit is commenced, which attorneys' fees and legal expenses shall include, but not be limited to, any attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's judgment or order; provided, however that the Lender agrees that the Borrower's obligations to reimburse the Lender for its attorneys' fees and legal expenses incurred in connection with the preparation of this Agreement and the other Loan Documents shall be limited to the sum of $7,500.00 plus out-of-pocket expenses;

         (f) permit the Lender and its representatives at reasonable times and intervals and upon reasonable notice to visit the Borrower's offices and inspect such person's books and records including, without limitation, permitting the Lender to examine any collateral securing the Loan and reimburse the Lender for all examination fees and expenses incurred in connection with such examinations at its then current rate for such services and for its out-of-pocket expenses incurred in connection therewith; provided, however that the Lender agrees that, so long as no Default or Event of Default has occurred and is continuing, the Borrower's obligations to reimburse the Lender for its examinations shall be limited to no more than $900.00 per examination for each of two examinations;

         (g) maintain in full force and effect all of its material rights, licenses, certifications, franchises and comply with all applicable laws and regulations necessary to enable it to conduct its business;

         (h) expeditiously complete and fully pay for the construction and equipping of the Miami Princess in a good and workmanlike manner and in accordance with the contracts, subcontracts and Plans, and in compliance with all applicable governmental requirements, and any applicable covenants, conditions, restrictions and reservations, so that completion occurs on or before September 30, 1998;

         (i) correct or cause to be corrected (i) any defect in the Miami Princess or (ii) any departure in the construction of the Miami Princess from the Plans or governmental requirements;

         (j) deliver to the Lender revised, sworn statements of estimated costs of the Miami Princess, showing changes in or variations from the original Cost Statement, as soon as such changes are known to the Borrower and, if requested by the Lender, the Borrower shall furnish the Lender with copies of all changes or modifications in the Plans,

Bayfront Ventures
March 17, 1998
Page 10


contracts or subcontracts for the construction of the Miami Princess, prior to incorporation of any such change or modification into the Miami Princess, whether or not the Lender's consent to such change or modification is required;

         (k) pay and discharge, when due, all taxes, assessments and other governmental charges upon the Miami Princess, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon the Miami Princess, regardless of whether the Loan is fully advanced or disbursed;

         (l) use the Loan proceeds solely to pay, or to reimburse the Borrower for paying, the Construction Costs shown on the Cost Statement approved by the Lender and incurred by the Borrower in connection with the acquisition, development and construction of the Miami Princess and shall take all steps necessary to assure such use of Loan proceeds by its contractors;

         (m) upon completion of the Miami Princess, the Borrower shall furnish the Lender with all items required to evidence completion of the Miami Princess including, without limitation: (i) a certification from the Naval Architect that the Miami Princess has been completed in accordance with the approved Plans; (ii) the evidence of insurance required by the Ship Mortgage;
(iii) copies of all licenses and permits required for operation of the Miami Princess; and (iv) photographs of the completed Miami Princess;

         (n) upon completion of the Miami Princess, the Borrower shall immediately deliver to the Lender, or in accordance with the Lender's written direction, any document that may be necessary or convenient to have the Miami Princess documented under the laws of the United States including, without limitation, a Manufacturer's Certificate of Origin (CG-1270), A Certification of the Builder (CG-1261), a Certificate of Measurement of tonnage and an Application for Initial Issue, Exchange, Replacement of Certificate of Documentation; or Redocumentation and to have the Ship Mortgage recorded as a first preferred ship mortgage under the laws of the United States;

         (o) immediately upon the Lender's request, execute and deliver the Ship Mortgage to the Lender if the Borrower has not previously done so;

         (p) maintain, at all times, the Borrower' s Net Worth at not less than $2,000,000, where Net Worth means, at any date of determination, the difference between: (i) the total assets appearing on the Borrower's balance sheet at such date prepared in accordance with GAAP, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper; and
(b) the total liabilities appearing on such balance sheet; and

         (q) cause any and all obligations of the Borrower to any Guarantor or to any affiliate of the Borrower to be subject and subordinate at all times to all of the Borrower's indebtedness and liabilities to the Lender, whether such indebtedness is now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, whether as maker, endorser, surety, guarantor or otherwise, and including all principal, interest (including any interest accruing subsequent to the commencement of any proceeding against or with respect to the Borrower under the Bankruptcy Code, 11 U.S.C. 101, et seq.), fees, expenses, attorneys' fees and legal expenses owing to the Lender, as well as the notes or other instruments evidencing the same, and all extensions, renewals and refinancings thereof except that so long as no Default or Event of Default has occurred and is continuing or would result from any of the following payments, the Borrower may pay a monthly advance to Goldcoast of no more than $20,000 strictly in accordance with the terms of the Partnership Agreement (the "Goldcoast Advance"). The Borrower's obligations under this subsection (p) shall include, without limitation, causing any Guarantor or Affiliate to execute and deliver to the Lender a subordination agreement, on the Lender's standard form, subordinating the obligations of the Borrower to any Guarantor or affiliate to the obligations of the Borrower to the Lender. For the purposes of this Agreement, "affiliate" shall mean with respect

Bayfront Ventures
March 17, 1998
Page 11


to a party, any person or entity that controls, is controlled by or is under common control with such party, with "control" and its derivatives meaning ownership of 50 percent or more of the voting interests in the entity in question. 8. Negative Covenants. The Borrower hereby agrees with the Lender that so long as the Note remains unpaid or the Line of Credit is available to the Borrower, the Borrower shall not, without the Lender's prior written consent:

         (a) create security interests or mortgages encumbering the Borrower's assets except: (i) security interests in favor of the Lender; (ii) other security interests described on Schedule 8(a) attached hereto and incorporated herein by reference; or (iii) security interests created in connection with capitalized lease obligations or other purchase money indebtedness incurred in connection with the acquisition of equipment for the Miami Princess, but only to the extent that: (A) such equipment is gaming equipment such as slot machines, video poker machines and similar machines; (B) such security interest attaches only to the equipment then being acquired by the Borrower, did not and does not attach to the Borrower's current assets and does not secure any other indebtedness; (C) no Default or Event of Default has occurred and is continuing at the time of the proposed creation of such security interest or would result therefrom; (D) no portion of the purchase price of the relevant equipment has been, or should have been paid, as part of the Construction Costs; (E) the indebtedness intended to be secured by such security interest is permitted by Section 8(b); and (F) the Borrower has provided the Lender with at least ten (10) business days prior written notice of the Borrower's intent to grant such purchase money security interest;

         (b) create, incur, assume or suffer to exist any indebtedness except: (i) the indebtedness under this Agreement or any other Loan Document;
(ii) current liabilities (other than borrowed money) incurred in the ordinary course of business; (iii) other indebtedness described on Schedule 8(b) attached hereto and incorporated herein by reference; or (iv) capitalized lease obligations or purchase money indebtedness incurred in connection with the acquisition of equipment, but only to the extent that: (A) the aggregate amount of such indebtedness does not exceed the lesser of: (1) $250,000.00; or (2) the maximum amount of indebtedness which the Borrower could then occur without violating Section 8(n) while maintaining its ability, after giving effect to the indebtedness which the Borrower then proposes to incur, additional indebtedness equal to the sum of the entire undrawn amount of the Line of Credit plus $1.00; and (B) no Default or Event of Default has occurred and is continuing at the time of the proposed incurrence of such indebtedness or would result therefrom;

         (c) lease or sell all or any substantial portion of its property and business to any other entity or entities, whether in one transaction or a series of related transactions;

         (d) consolidate with or merge into or with any other entity or entities;

         (e) declare or pay any dividends or distributions, purchase, redeem, retire or otherwise acquire for value any of the Borrower's partnership interests (or any warrant or option to purchase any such partnership) now or hereafter outstanding, or return any capital to its partners as such;

         (f) acquire, make or hold any investment in any other person except: (i) cash and cash equivalents; or (ii) other investments described on
Schedule 8(f) attached hereto and incorporated herein by reference;

         (g) assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, nor sell any notes or accounts receivable with or without recourse;

Bayfront Ventures
March 17, 1998
Page 12


         (h) engage in any business other than the business of operating the Miami Princess;

         (i) maintain, establish, sponsor or contribute to any Plan which is a defined benefit plan, or permit any of its ERISA Affiliates to do so;

         (j) make any future loan or advance to, or otherwise extend any credit to, the Borrower's or any of its partner's officers, directors, shareholders, partners, members, managers or affiliates or to any member of any such person's immediate family except that the Borrower may pay the Goldcoast Advance strictly in accordance with Section 7(p);

         (k) make or consent to any change or modification in the Plans, contracts or subcontracts, and no work shall be performed with respect to any such change or modification if such change or modification would in any material way alter the design or structure of the Miami Princess or increase or decrease the cost of the construction of the Miami Princess by $100,000.00 or more for any single change or modification, or if the aggregate amount of all changes and modifications exceeds $150,000.00; provided, however, that, regardless of whether the Lender's consent is required for any such change or modification, the Borrower shall deposit the amount of any Increased Construction Costs with Lender in accordance with Section 2(d)(i)(D) contemporaneously with the Borrower's making of, or consenting to, any such change or modification ;

         (l) make or consent to any change or modification in any line item of the Construction Cost Statement except: (i) as permitted by Section 8(k); or
(ii) that any cost savings in a line item can be reallocated to other line item upon certification by the Naval Architect and the Builder certifying that such line item has been completed in accordance with the Plans and specifying the cost of completion and the resulting cost savings;

         (m) (i) amend, modify or supplement: (A) the Construction Contract (except for changes permitted by Section 8(k)); (B) the Architect's Agreement;
(C) the Use Agreement dated as of June 25, 1997 between the Borrower and the Bayfront Park Management Trust, a limited agency and instrumentality of the City of Miami, Florida , as amended by an Addendum to Use Agreement dated as of August 29, 1997 (as so amended, the "Use Agreement"); or (D) the CFS Commitment; or (ii) waive any other party's performance of, or compliance with, any material term thereof; or

         (n) permit its Leverage Ratio (the ratio of its Total Liabilities to its Net Worth) to be more than 6 to 1 at any time, where Total Liabilities means, at the time of any determination, the amount of all items of indebtedness of the Borrower that would constitute "liabilities" for balance sheet purposes in accordance with GAAP; or

         9. Event of Default. The occurrence of any one or more of the following shall constitute an Event of Default ("Event of Default") hereunder:

         (a) the Borrower shall default in the due and punctual payment of any installment of interest or principal on the Loan on the date when due, or in due and punctual payment of any other amount which is due and payable to the Lender under any Loan Document on the date when due;

         (b) the Borrower shall default in the due performance or observance of any covenant set forth in Section 7(m), (n) or (o), in Section 8 or in the Ship Mortgage;

Bayfront Ventures
March 17, 1998
Page 13


         (c) any Loan Party shall default (other than those defaults covered by other subsections of this Section 9 in the due performance or observance of any term, covenant, agreement or warranty contained in any Loan Document on its part to be performed, and such default shall continue for a period of 30 days after written notice thereof from the Lender to the Borrower;

         (d) any Loan Party shall default and fail to cure such default in the time provided therein, under the terms of any agreement, indenture, deed of trust, mortgage, promissory note or security agreement governing the borrowing of money (other this Agreement and the other Loan Documents) and: (i) the maturity of any amount owed under such document or instrument is accelerated; or
(ii) such default shall continue unremedied or unwaived for a period of time to permit such acceleration;

         (e) any Loan Party shall become insolvent or generally fail to pay, or admit in writing such Loan Party's inability to pay such Loan Party's debts as they become due; or any Loan Party shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian for such Loan Party or for such Loan Party's property, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for any Loan Party or for a substantial part of such Loan Party's property and not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced in respect of any Loan Party or be consented to or acquiesced in by such Loan Party or remain for 60 days undismissed; or any Loan Party shall take any action to authorize any of the foregoing; (f) any judgments, writs, warrants of attachment, executions or similar process (not covered by insurance) shall be issued against any Loan Party or any of such Loan Party's assets where the aggregate amount of such judgments, writs, warrants of attachment, executions or similar process exceed $25,000.00 for any or all of the Loan Parties and are not released, vacated, suspended, stayed, abated or fully bonded prior to any sale and in any event within 30 days after its issue or levy;

         (g) Concorde shall cease to control the Borrower's management committee or shall cease to own at least 80% of the equity interests in the Borrower;

         (h) B. Lien and D. Lien, collectively, shall cease to own at least 51% of Concorde's issued and outstanding capital stock or shall cease to have the power to elect a majority of Concorde's directors or shall cease to direct Concorde's management policies;

         (i) the Lender, in its sole discretion, shall determine in good faith that there has been a material adverse change in the condition (financial or otherwise), business or property of any Loan Party;

         (j) any representation or warranty set forth in this Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified;

         (k) any Guarantor who is a natural person shall die or become incompetent;

         (l) any Loan Party shall seek to revoke, repudiate or disavow the enforceability of any Loan Document;

         (m) Borrower shall fail to document the Miami Princess under the laws of the United States immediately upon completion thereof or the Ship Mortgage shall fail to be recorded against the Miami Princess as a first preferred ship mortgage under the laws of the United States contemporaneously with the documenting of the Miami Princess;

Bayfront Ventures
March 17, 1998
Page 14


         (n) Work on the Miami Princess shall be substantially abandoned, or shall, by reason of the Borrower's fault, be unreasonably delayed or discontinued for a period of ten (10) consecutive day;

         (o)      The Borrower shall fail to timely make any deposit required by
Section 2(d)(i)(D);

         (p)      The Borrower or CFS shall terminate the CFS Commitment; or

         (q) The conduct of the Borrower's contemplated gaming cruise to no-where business shall be judicially determined to violate any applicable Federal or state law or any Federal or applicable state law shall be enacted which prohibits or restricts the conduct of such business.

Upon the happening of: (1) any Event of Default described in Section 9(e), the full unpaid principal amount of the Note and all other obligations of the Borrower to the Lender shall automatically be due and payable without any declaration, notice, presentment, protest or demand of any kind (all of which are hereby waived) and the Line of Credit shall automatically terminate; or (2) any other Event of Default, the Lender, upon written notice, may terminate the Line of Credit and may declare the outstanding principal amount of the Note and all other obligations of the Borrower to the Lender to be due and payable without other notice, presentment, protest or demand of any kind, whereupon the full unpaid amount of the Note and any and all other obligations, which shall be so declared due and payable, shall be and become immediately due and payable. In addition, the Lender may exercise any right or remedy available to it pursuant to any Loan Document, at law or in equity. Without limiting the generality of the foregoing, the Lender may (but shall not be obligated to) take over and complete the construction of the Miami Princess in accordance with the Plans, with such changes therein as the Lender may, in its discretion, deem appropriate, all at the risk, cost and expense of the Borrower and, in connection therewith, the Lender may assume or reject any contracts entered into by the Borrower in connection with the Miami Princess, may enter into additional or different contracts, and may pay, compromise and settle all claims in connection with the Miami Princess. All costs and expenses, including attorneys' fees, incurred by the Lender in completing or attempting to complete the Miami Princess (whether aggregating more, or less, than the face amount of the Note), shall be deemed Advances made by the Lender to the Borrower hereunder, and the Borrower shall be liable to the Lender, on demand, for the repayment of such sums, together with interest on such sums from the date of their expenditure at the Default Rate specified in the Note. The Lender may, in its discretion, at any time abandon work on the Miami Princess, after having commenced such work, and may recommence such work at any time. Nothing in this Section 9 shall impose any obligation on the Lender either to complete or not to complete the Miami Princess. For the purpose of carrying out the provisions of this Section 9, the Borrower irrevocably appoints the Lender its attorney-in-fact, with full power of substitution, to execute and deliver all such documents, to pay and receive such funds, and to take such action as may be necessary, in the judgment of the Lender, to complete the Miami Princess, to document it under the laws of the United States and to record the Ship Mortgage as a first preferred ship mortgage against the Miami Princess in accordance with the laws of the United States. This power of attorney is coupled with an interest and is irrevocable.

Bayfront Ventures
March 17, 1998
Page 15


         10.      Miscellaneous.

         (a) Notices Any notices or demands required or contemplated hereunder shall be written and shall be effective two days after the placing thereof in the United States mails postage prepaid, addressed to the relevant party at its address set forth on the signature page hereto or upon transmission by telecopy to the relevant party at the telecopy number set forth on the signature page hereto and a confirmation is received or at any other address or telecopy number as may be designated by the party in a notice to the other parties provided, however, that any notice to the Lender pursuant to Section 2(d) shall not be deemed given until received by the Lender.

         (b) Governing Law. This Agreement, the Note and each other Loan Document shall be governed by, interpreted and construed in accordance with the internal laws, but not the law of conflicts, of the State of Minnesota.

         (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

         (d) Waivers, Amendments; etc. The provisions of this Agreement, or any other Loan Document, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender.

         (e) Inconsistencies, etc. In the event of any conflict or inconsistency between or among the provisions of this Agreement and any other Loan Document, it is intended that the provisions of this Agreement and such other Loan Document be enforceable except to the extent that the enforcement of such provisions is irreconcilable and, in that event, the provisions of this Agreement shall be controlling.

         (f) WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDER WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THE LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR (ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         (g) Limitation of Liability. Neither the Lender nor any affiliate of the Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue upon, any claim for any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to, this Agreement, the Note or any other Loan Document, or the transactions contemplated and the relationship established hereby or thereby, or any act, omission or event occurring in connection herewith or therewith.



                                       BNC FINANCIAL CORPORATION


                                       By   /s/ James Moore
                                            ------------------------------------
                                       Its  Vice President
                                            ------------------------------------

                                       4150 South Second Street
                                       St. Cloud, MN 56301
                                       Attention: Mr. James Moore
                                       Telecopy No: (320) 259-0535

Bayfront Ventures
March 17, 1998
Page 15


         Accepted, acknowledged and agreed to this ____ day of March, 1998.

                                       BAYFRONT VENTURES, A FLORIDA GENERAL
                                       PARTNERSHIP

                                       By Concorde Gaming Corporation
                                       A General Partner

                                       By   /s/ Jerry L. Baum
                                            ------------------------------------
                                       Its  President
                                            ------------------------------------


                                       c/o Concorde Gaming Corporation
                                       3290 Lien Street
                                       Rapid City, SD 57702
                                       Attention: Mr. Jerry Baum
                                       Telecopy No: (605) 342-0247

Subscribed and sworn to before me
this ____ day of March, 1998.



----------------------------------
Notary Public

                                LIST OF SCHEDULES


         Schedule 1(o)              Required Stage of Completion

         Schedule 8(a)              Security Interests

         Schedule 8(b)              Debt

         Schedule 8(f)              Investments

                                  Schedule 1(o)

                          Required Stage of Completion

                                  Schedule 8(a)

                               Security Interests

                                  Schedule 8(b)

                                      Debt

                                  Schedule 8(f)

                                   Investments